UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2022

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	AGIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2022, Agios Pharmaceuticals, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Sagard Healthcare Royalty Partners, LP, a Cayman Islands exempt limited partnership, and Sagard Healthcare Partners Co-Invest Designated Activity Company, a company incorporated in Ireland, as purchasers (together, the “Purchasers”), and Sagard Healthcare Royalty Partners, LP, a Cayman Islands exempt limited partnership, as the Purchaser’s representative. Pursuant to the Purchase Agreement, the Company sold to the Purchasers all of the Company’s rights to a royalty of 5% of U.S. net sales of TIBSOVO® (ivosidenib tablets) (the “Royalty”) owing from Servier Pharmaceuticals, LLC, a Delaware limited liability company (“Servier”), under that certain Purchase and Sale Agreement, dated as of December 20, 2020, by and among the Company, Servier, and, solely for purposes of guaranteeing certain obligations of Servier, Servier S.A.S., a French societe par actions simplifiee (the “Counterparty Agreement”). As consideration for the Royalty, the Company received an upfront cash payment of $131,783,241 upon the closing of transactions contemplated by the Purchase Agreement. Following the sale of the Royalty, the Company retained its rights under the Counterparty Agreement to a potential future milestone payment of $200 million for vorasidenib, as well as 15% royalties on U.S. net sales of vorasidenib.

Under the Purchase Agreement, and in connection with its sale of the Royalty, the Company has agreed to certain covenants with respect to the exercise of its rights under the Counterparty Agreement, including with respect to the Company’s right to amend, assign and terminate the Counterparty Agreement. The Purchase Agreement contains other customary terms and conditions, including representations and warranties, covenants and indemnification obligations in favor of each party.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

Item 8.01	Other Events.

The full text of the press release announcing the Company’s entry into the Purchase Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued October 27, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: October 27, 2022	By:	/s/ Brian Goff
Brian Goff
Chief Executive Officer